Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2026 relating to the financial statements of Zevia PBC, appearing in the Annual Report on Form 10-K of Zevia PBC for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Los Angeles, California

March 25, 2026